SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING
                              ATTORNEYS AT LAW
                    280 PARK AVENUE, NEW YORK, N.Y. 10017

                                                                 TELEPHONE
                                                              (212) 286-4000

                             December 12, 1988



Lexington Gold Trust
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07662

Gentlemen:

        We have acted as counsel for Lexington Gold Trust, a Massachusetts business trust, in connection with the public offering of shares of beneficial interest of the Fund, without par value (the "Shares"), pursuant to a registration statement on Form N-1A, (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     We have reviewed the Declaration of Trust of the Fund, its by-laws and Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

     The opinions expressed herein are limited to matters of law which govern the due organization of the Fund and the authorization and issuance of the Shares. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to law of any other state or jurisdiction. Based upon and subject to the foregoing, we are of the opinion, and so advise you, as follows:

     1. The Fund has been duly organized as a Massachusetts business trust.

     2. The issuance of the Shares has been duly and validly authorized and, upon the issuance of the Shares and payment therefor in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable by the Fund.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference therein to the Firm as Counsel to the Fund.




                                                Very truly yours,

                                            /s/ Spengler Carlson Gubar
                                                Brodsky & Frischling